STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER REGARDING FACTS AND CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS


I, John Schmitz, state and attest that:

         1) To the best of my knowledge, based upon a review of the covered reports of Cenex Harvest States Cooperatives, and, except as corrected or supplemented in a subsequent covered report:

                  o no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report of Form 8-K or definitive proxy materials, as of the date on which it was filed); and

                  o no covered report omitted to state material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

         2) I have reviewed the contents of this statement with the Cenex Harvest Sates Cooperatives audit committee.

         3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

                  o August 31, 2001 Annual Report on Form 10-K of Cenex Harvest States Cooperatives;

                  o all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Cenex Harvest States Cooperatives filed with the Commission subsequent to the filing of the Form 10-K identified above; and

                  o        any amendments to any of the foregoing.



  /s/ John Schmitz                        Subscribed and sworn to before me this
----------------------------              19th day of November 2002
John Schmitz
Executive Vice President
Chief Financial Officer



11/19/2002  Date                          /s/ Nanci L. Lilja
                                          --------------------------------------
                                          Notary Public

                                          My Commission Expires:

                                                 1/31/05